                                                                  Exhibit 12.1

                    DEL MONTE FOODS COMPANY AND SUBSIDIARIES
             STATEMENT RE: COMPUTATION OF EARNINGS TO FIXED CHARGES

                                  (In millions)

                                        Year Ended    Year Ended    Year Ended    Year Ended    Year Ended
                                          June 30,      June 30,     June 30,       June 30,       June 30,
                                            1999          1998         1997           1996          1995
                                            ----          ----         ----           ----          ----
Consolidated pre-tax income (loss)          $ 33          $ 6          $(16)          $135          $ 15
Interest expense ....................         78           77            52             67            76
Interest portion of rent expense ....         12           12            11              9            11
                                            ----          ---          ----           ----          ----
          Earnings ..................       $123          $95          $ 47           $211          $102
                                            ====          ===          ====           ====          ====
Interest expense ....................       $ 78          $77          $ 52           $ 67          $ 76
Interest portion of rent expense(a)..         12           12            11              9            11
                                            ----          ---          ----           ----          ----
          Fixed charges .............       $ 90          $89          $ 63           $ 76          $ 87
                                            ====          ===          ====           ====          ====
Ratio of earnings to fixed charges          1.4x          1.1x          N/A           2.8x          1.2x
Deficiency of earnings available
  to cover fixed charges ............         --           --          $(16)            --            --

(a) Interest portion of rent expense is assumed equal to 33% of operating lease and rental expense for the period